                COMSTOCK RESOURCES, INC. REPORTS FOURTH QUARTER
                       AND YEAR END 2002 FINANCIAL RESULTS

                Prior Years' Financial Statements To Be Restated

FRISCO, TEXAS, February 18, 2003 - Comstock Resources, Inc. (NYSE:CRK) today reported financial and operating results for the fourth quarter and the year ended 2002.

Comstock reported improved results in the fourth quarter of 2002 with net income from continuing operations of $9.5 million, or 29(cent) per share, as compared to a net loss from continuing operations of $4.1 million, or 14(cent) per share in the fourth quarter of 2001. Total revenues for the quarter were $49.8 million, a 106% increase over revenues of $24.2 million in the fourth quarter of
2001. EBITDAX or earnings before interest expense, income taxes, depletion, depreciation and amortization, exploration expense, other noncash expenses including derivative mark-to-market adjustments and gains or losses on property sales was $38.7 million in the fourth quarter of 2002 as compared to $15.0 million in the fourth quarter of 2001. Cash flow generated by operations before changes in working capital in the fourth quarter of 2002 was $31.1 million as compared to $13.0 million for the fourth quarter of 2001. Included in the fourth quarter results was other income of $7.7 million related to refunds of severance taxes paid in prior years. Also included was $2.1 million in exploration expense which primarily related to the unsuccessful Vastar Fee #2 well drilled east of
Comstock's Hamman #1 discovery in Polk County, Texas.

For the year ended December 31, 2002, Comstock reported net income from continuing operations of $11.0 million, or 37(cent) per share as compared to net income from continuing operations of $32.9 million, or $1.00 per share for the same period in 2001. The 2002 financial results were substantially lower than the 2001 results due to a significant decrease in natural gas prices in 2002 as compared to 2001. Total revenues for 2002 were $150.2 million as compared to
$166.8 million in 2001. EBITDAX was $109.4 million in 2002 as compared to $131.4 million in 2001. Cash flow generated by operations in 2002 was $79.7 million as compared to $110.1 million in 2001. The 2002 results include a $1.1 million after tax loss (4(cent) per share) from discontinued operations relating to certain oil and gas properties that Comstock sold in 2002.

Comstock's production for the fourth quarter of 2002 increased 13% to approximately 10.1 Bcfe as compared to 9.0 Bcfe for the fourth quarter of 2001.
Comstock's realized natural gas prices for the fourth quarter averaged $4.07 per
Mcf, which was 63% higher than average realized natural gas price for the fourth quarter of 2001 of $2.49 per Mcf. Comstock's realized oil prices averaged $27.26 per barrel for the fourth quarter, a 40% increase compared to the fourth quarter
2001's average oil price of $19.48 per barrel. For the year ended December 31,
2002, Comstock's realized natural gas prices averaged $3.30 per Mcf and its realized oil prices averaged $24.95 per barrel as compared to 2001's average prices of $4.58 per Mcf for natural gas and $25.46 per barrel for oil.

Comstock also announced that it will restate its financial statements for fiscal years 1998 through 2001. The restatement is due to the recharacterization of certain advances made by Comstock to its joint venture partner under the
Company's joint exploration venture in the Gulf of Mexico with Bois d' Arc
Offshore, Ltd. ("Bois d' Arc").

Under the joint exploration venture Comstock makes advances to Bois d' Arc to fund the acquisition of offshore leases and seismic data. Bois d' Arc generates drilling prospects on the leases and Comstock is entitled to a 40% interest in any prospects generated. The remaining portion of the prospect is retained by
Bois d'Arc and interest in the prospect wells sold to third parties. Upon sale of the prospect, Comstock is reimbursed 100% of the costs advanced for leases and paid a fee which allows Comstock to recover the amounts advanced for seismic. Historically, Comstock has capitalized the costs associated with acquiring the leases and seismic and offset these costs with the reimbursements received from the sale of the prospects. Comstock's new independent auditors are re-auditing the Company's financial statements for the years ended December 31,
2000 and 2001 as these financial statements had previously been audited by
Arthur Andersen, which is no longer reissuing its audit reports. In connection with the re-audits, Comstock's new auditors advised that any unreimbursed advances related to seismic data acquisition on the balance sheet should be charged to exploration expense with the future reimbursements of such costs to be offset against future exploration expense. After a review and analysis of this issue by Comstock's management and its audit committee and further discussions with its independent auditors, Comstock concluded that it should change its accounting treatment for the advances used for seismic data and restate its financial statements for 1998, 1999, 2000 and 2001, which will result in a reduction to previously reported net income by $0.4 million, $0.3 million, $0.2 million and $1.6 million for the years 1998, 1999, 2000 and 2001, respectively. There is no significant impact with using the new accounting treatment on the previously reported financial results for the first three quarters of 2002.

                                                              2001      2000      1999       1998
                                                            -------   -------   -------   --------
As Previously Reported:                                    (In thousands, except per share amounts)
  Net income (loss) from continuing operations
    attributable to common stock......................      $34,458   $38,705   $(4,866)  $(17,201)
         Income from discontinued operations..........          396       227       197         33
                                                            -------   -------   -------   --------
  Net income (loss) attributable to common stock......      $34,854   $38,932   $(4,669)  $(17,168)
                                                            =======   =======   =======   ========
  Net income (loss) per share:
    Basic -
      Net income (loss) from continuing
                operations per share..................      $  1.19   $  1.47   $ (0.20)  $  (0.71)
                                                            =======   =======   =======   ========
      Net income (loss) per share.....................      $  1.20   $  1.48   $ (0.19)  $  (0.71)
                                                            =======   =======   =======   ========
    Diluted -
      Net income (loss) from continuing
                operations per share..................      $  1.04   $  1.20
                                                            =======   =======
      Net income (loss) per share.....................      $  1.06   $  1.21
                                                            =======   =======
As Restated:
  Net income (loss) from continuing operations
    attributable to common stock......................      $32,902   $38,502   $(5,136)  $(17,591)
         Income from discontinued operations..........          396       227       197         33
                                                            -------   -------   -------   --------
  Net income (loss) attributable to common stock......      $33,298   $38,729   $(4,939)  $(17,558)
                                                            =======   =======   =======   ========
  Net income (loss) per share:
    Basic -
      Net income (loss) from continuing
                operations per share..................      $  1.13   $  1.46   $ (0.21)  $  (0.72)
                                                            =======   =======   =======   ========
      Net income (loss) per share.....................      $  1.15   $  1.47   $ (0.20)  $  (0.72)
                                                            =======   =======   =======   ========
    Diluted -
      Net income (loss) from continuing
                operations per share..................      $  1.00   $  1.19
                                                            =======   =======
      Net income (loss) per share.....................      $  1.01   $  1.20
                                                            =======   =======

"The restatement will result in earnings in certain years being slightly lower than previously announced but will also result in slightly higher earnings in the year that we recover expenses from our joint venture partner," commented M.
Jay Allison, Comstock's Chief Executive Officer. He further added, "We understand that any restatement of our financial results may cause concern on the part of our investors. However, I believe that a careful reading of today's information will help assure our shareholders that our financial condition has not been materially affected."

Comstock expects to file restated financial statements for the affected annual periods with the Securities and Exchange Commission in connection with the filing of its 2002 Annual Report on Form 10-K. Until Comstock issues its restated financial statements, the financial information contained in Comstock's previously filed annual reports on Form 10-K and the auditors' reports thereon for the fiscal years ended December 31, 1998, 1999, 2000 and 2001 is qualified by the information contained in this press release as to the impact of the restatement described above.

Forward Looking Statements - Except for historical information, the statements in this release, including statements regarding Comstock's review and restatement of its financial statements and the implications thereof, are forward-looking statements within the meaning of the federal securities laws.
These statements reflect management's current expectations and are subject to numerous risks and uncertainties that could cause actual results to differ materially, including, but not limited to, the risks and uncertainties associated with the restatement (which could include material changes in
Comstock's financial statements, litigation, and increased volatility in
Comstock's common stock price), as well as the risks and uncertainties arising out of economic, competitive, governmental and technological factors affecting
Comstock's operations, markets, and prices. We assume no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Comstock Resources, Inc. is a growing independent energy company based in
Frisco, Texas and is engaged in oil and gas acquisitions, exploration and development primarily in Texas, Louisiana and the Gulf of Mexico. The company's stock is traded on the New York Stock Exchange under the symbol CRK.

                                                       COMSTOCK RESOURCES, INC.
                                                           OPERATING RESULTS
                                               (In thousands, except per share amounts)

                                                                Three Months Ended            Year Ended
                                                                    December 31,             December 31,
                                                                  2002        2001         2002         2001
                                                               ---------    ---------    ---------    ---------
Revenues:                                                                   Restated                  Restated
    Oil and gas sales .....................................    $  42,041    $  23,905    $ 142,085    $ 166,118
    Other income ..........................................        7,762          330        8,089          711
                                                               ---------    ---------    ---------    ---------
       Total revenues......................................       49,803       24,235      150,174      166,829
                                                               ---------    ---------    ---------    ---------
Expenses:
    Oil and gas operating .................................        8,973        7,188       33,499       31,855
    Exploration ...........................................        2,087        1,487        5,479        6,611
    Depreciation, depletion and amortization ..............       13,694       12,611       54,405       48,790
    Impairment of oil and gas properties ..................         --          1,400         --          1,400
    General and administrative, net .......................        2,171        1,901        5,113        4,351
    Interest ..............................................        7,615        5,258       30,002       20,737
    Loss from derivatives .................................           32         --          2,326         --
                                                               ---------    ---------    ---------    ---------
       Total expenses......................................       34,572       29,845      130,824      113,744
                                                               ---------    ---------    ---------    ---------
Income (loss) from continuing operations
                 before income taxes ......................       15,231       (5,610)      19,350       53,085
    Income tax benefit (expense)...........................       (5,331)       1,963       (6,773)     (18,579)
                                                               ---------    ---------    ---------    ---------
Net income (loss) from continuing operations...............        9,900       (3,647)      12,577       34,506
    Preferred stock dividends..............................         (405)        (405)      (1,604)      (1,604)
                                                               ---------    ---------    ---------    ---------
Net income (loss) from continuing operations attributable
     attributable to common stock..........................        9,495       (4,052)      10,973       32,902
    Income (loss) from discontinued operations, including
     loss on disposal......................................         --            (15)      (1,072)         396
                                                               ---------    ---------    ---------    ---------
Net income (loss) attributable to common stock .............   $   9,495    $  (4,067)   $   9,901    $  33,298
                                                               =========    =========    =========    =========
Net income (loss) per share:
  Basic -
    Net income (loss) from continuing operations per share..   $    0.33    $   (0.14)   $    0.38    $    1.13
                                                               =========    =========    =========    =========
    Net income (loss) per share.............................   $    0.33    $   (0.14)   $    0.34    $    1.15
                                                               =========    =========    =========    =========
  Diluted -
    Net income (loss) from continuing operations per share...  $    0.29                 $    0.37    $    1.00
                                                               =========                 =========    =========
    Net income (loss) per share..............................  $    0.29                 $    0.34    $    1.01
                                                               =========                 =========    =========
Weighted average shares outstanding:
  Basic......................................................     28,861       28,510       28,764       29,030
                                                               =========    =========    =========    =========
  Diluted....................................................     34,112       33,558       33,901       34,552
                                                               =========    =========    =========    =========
Cash flow from operations....................................  $  31,122    $  12,991    $  79,656    $ 110,093
                                                               =========    =========    =========    =========
EBITDAX:

  Net income (loss) attributable to common stock.............  $   9,495    $  (4,067)   $   9,901    $  33,298
  Interest...................................................      7,615        5,258       30,002       20,737
  Income tax expense (benefit)...............................      5,331       (1,963)       6,773       18,579
  Depreciation, depletion and amortization...................     13,694       12,611       54,405       48,790
  Impairment of oil and gas properties.......................      --           1,400        --           1,400
  Exploration................................................      2,087        1,487        5,479        6,611
  Preferred stock dividends..................................        405          405        1,604        1,604
  Unrealized (gains) losses from derivatives.................         70         (254)        (119)        (254)
  Gains on sales of property..................................     --            --           --            (12)
  Non-cash effect of discontinued operations  ................     --             114        1,395          614
                                                               ---------    ---------    ---------    ---------
         EBITDAX.............................................. $  38,697    $  14,991    $ 109,440    $ 131,367
                                                               =========    =========    =========    =========

                                            COMSTOCK RESOURCES, INC.
                                           REGIONAL OPERATING RESULTS
                                     (In thousands, except per unit amounts)

                                For the Three Months ended December 31, 2002

                                                  East Texas/                        South/
                                                    North     Gulf of    Southeast   Texas
                                                  Louisiana    Mexico      Texas     Other       Total
                                                   --------   --------   --------   --------   --------
Oil production (thousand barrels)...............         24        202         79         26        331
Gas production (million cubic feet - Mmcf)......      2,891      1,653      2,455      1,119      8,118
Total production (Mmcfe)........................      3,035      2,864      2,930      1,276     10,105

Oil sales ......................................   $    638   $  5,615   $  2,123   $    650   $  9,026
Gas sales ......................................     10,861      6,964     10,579      4,893     33,297
Loss from gas price hedges .....................       --         --         --         --         (282)
                                                   --------   --------   --------   --------   --------
    Total oil and gas sales ....................   $ 11,499   $ 12,579   $ 12,702   $  5,543   $ 42,041
                                                   ========   ========   ========   ========   ========

Average oil price (per barrel)..................   $  26.58   $  27.80   $  26.87   $  25.00   $  27.26
Average gas price (per thousand cubic feet - Mcf)  $   3.76   $   4.21   $   4.31   $   4.37   $   4.07
Average price (per Mcf equivalent)..............   $   3.79   $   4.39   $   4.34   $   4.34   $   4.16
Lifting cost....................................   $  2,133   $  3,348   $  2,454   $  1,038   $  8,973
Lifting cost (per Mcf equivalent)...............   $   0.70   $   1.17   $   0.84   $   0.81   $   0.89

Capital expenditures............................   $  5,615   $ 15,594   $  1,769   $  3,886   $ 26,864

                                For the Year ended December 31, 2002

                                                  East Texas/                        South/
                                                    North     Gulf of    Southeast   Texas
                                                  Louisiana    Mexico      Texas     Other       Total
                                                   --------   --------   --------   --------   --------
Oil production (thousand barrels)............           105        788        318         91      1,302
Gas production (million cubic feet - Mmcf)...        11,841      7,549      8,869      4,912     33,171
Total production (Mmcfe).....................        12,471     12,278     10,778      5,459     40,986

Oil sales....................................      $  2,539   $ 19,860   $  7,856   $  2,251   $ 32,506
Gas sales....................................        35,250     25,699     31,253     16,042    108,244
Gains from gas price hedges..................          --         --         --         --        1,335
                                                   --------   --------   --------   --------   --------
    Total oil and gas sales..................      $ 37,789   $ 45,559   $ 39,109   $ 18,293   $142,085
                                                   ========   ========   ========   ========   ========

Average oil price (per barrel)...............      $  24.18   $  25.20   $  24.70   $  24.74   $  24.95
Average gas price (per thousand cubic feet - Mcf)  $   2.98   $   3.40   $   3.52   $   3.27   $   3.30
Average price (per Mcf equivalent)...........      $   3.03   $   3.71   $   3.63   $   3.35   $   3.47
Lifting cost.................................      $  9,169   $ 10,931   $  7,894   $  5,505   $ 33,499
Lifting cost (per Mcf equivalent)............      $   0.74   $   0.89   $   0.73   $   1.01   $   0.82

Capital expenditures.........................      $ 20,259   $ 45,973   $  4,823   $ 13,147   $ 84,202

                                                       As of December 31,
                                                         2002       2001
                                                       --------   --------
Balance Sheet Data:                                             Restated
       Current assets ...............................  $ 39,902   $ 38,272
       Property and equipment, net ..................   664,208    636,274
       Other ........................................     6,943      6,223
                                                       --------   --------
        Total assets ................................  $711,053   $680,769
                                                       ========   ========

       Current liabilities ..........................  $ 49,797   $ 39,839
       Long-term debt ...............................   366,002    372,235
       Other ........................................    69,254     55,454
       Stockholders' equity .........................   226,000    213,241
                                                       --------   --------
        Total liabilities and stockholders' equity...  $711,053   $680,769
                                                       ========   ========